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                                                                  Exhibit 4.10

                                    AGREEMENT


        THIS AGREEMENT is entered into this day of May 11, 1999, by and among McLeodUSA Incorporated ("McLeodUSA"), on its own behalf and on behalf of its wholly owned subsidiaries Talking Directories, Inc. ("TDI") and Info America Phone Books, Inc. ("Info America"), the Hendrik G. Meijer GST Exempt 1997 Special Trust F/B/O Haley Elizabeth Meyer, the Hendrik G. Meijer GST Exempt 1997 Special Trust F/B/O Peter James Frederik Meyer, the Hendrik G. Meijer GST Exempt 1997 Special Trust F/B/O Hanna Lee Meyer (collectively, the "Meijer Trusts"), Hendrik G. Meijer, individually and as Trustee of the Hendrik G. Meijer Trust dated August 30, 1988 ("Meijer"), John P. Morgan, individually and as First Trustee of the John P. Morgan Trust ("Morgan") and the other parties listed on the signature pages below. All capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the TDI Merger Agreement (as defined below) or the Info America Merger Agreement (as defined below), as applicable.

        WHEREAS, on February 10, 1999, McLeodUSA, Pubco Merging Co., TDI, Meijer, and Morgan entered into an Amended and Restated Agreement and Plan of Merger (the "TDI Merger Agreement"), which amended and restated the Agreement and Plan of Merger among such parties originally dated as of January 7, 1999; and

        WHEREAS, in connection with the TDI Merger Agreement, the parties thereto entered into an Investment Agreement dated as of February 10, 1999 (the "TDI Investment Agreement"); and

        WHEREAS, in a related transaction, McLeodUSA, Publication Merge Co., Info America, Meijer and Morgan entered into an Amended and Restated Agreement and Plan of Merger (the "Info America Merger Agreement"), which amended and restated the Agreement and Plan of Merger among such parties originally dated as of January 7, 1999; and

        WHEREAS, in connection with the Info America Merger Agreement, the parties thereto, the Meijer Trusts and certain other parties entered into an Investment Agreement dated as of February 10, 1999 (the "Info America Investment Agreement"); and

        WHEREAS, McLeodUSA consummated the transactions contemplated by the TDI Merger Agreement and the Info America Merger Agreement on February 10, 1999;

        WHEREAS, the TDI Merger Agreement granted Meijer and Morgan certain registration rights and the Info America Merger Agreement granted Meijer, Morgan, the Meijer Trusts and the other parties thereto certain registration rights; and

        WHEREAS, the parties hereto desire to revise certain terms of the registration rights provided in those agreements.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the undersigned parties agree as follows:


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        1. The parties hereto hereby waive the requirement set out in Section
6.19(a) of the TDI Merger Agreement and the Info America Merger Agreement that McLeodUSA file the Resale Registration Statement by May 11, 1999, and expressly agree that the deadline for McLeodUSA to file such Resale Registration Statement shall be extended until May 14, 1999.

        2. For good and valuable consideration transferred from Meijer to the Meijer Trusts, the Meijer Trusts, acting by and through their authorized trustees, hereby transfer to Meijer, which transfer is hereby approved by the parties hereto, any and all registration and related rights they have pursuant to Section 6.19 of Info America Merger Agreement (including the right of indemnification), and do hereby waive, release and relinquish any and all claims they may have to the rights so transferred.

        3. The parties hereto acknowledge that pursuant to paragraph 2 hereof, and subject to paragraph 5 below, Meijer shall have, in addition to Meijer's existing rights under Section 6.19 of the TDI Merger Agreement and the Info America Merger Agreement, the right to register the number of shares of McLeod Common Stock that the Meijer Trusts otherwise would have been entitled to register under Section 6.19 of the Info America Merger Agreement. The parties acknowledge that Meijer consequently shall have the right, subject to paragraph 5 below, to register up to a total of 469,909 shares of McLeod Common Stock pursuant to the terms of Section 6.19 of the TDI Merger Agreement and the Info America Merger Agreement and the Resale Registration Statement described therein.

        4. Meijer hereby represents to McLeodUSA that Meijer intends (a) to transfer the shares of McLeod Common Stock owned by Meijer that have been registered pursuant to the Resale Registration Statement to a charitable remainder unitrust formed by Meijer for subsequent sale by such charitable remainder unitrust pursuant to the Resale Registration Statement, and (b) to transfer the registration rights associated with such shares of McLeod Common Stock under the TDI Merger Agreement, the Info America Merger Agreement and paragraph 2 hereof to such charitable remainder unitrust ( the transfers described in clauses (a) and (b) of this paragraph 4 are referred to herein collectively as, the "Proposed Transfers").

        5. Subject to (a) McLeodUSA receiving from Miller, Johnson, Snell & Cummiskey, P.L.C. a written opinion letter, in form and substance acceptable to McLeodUSA and its legal counsel and upon which McLeodUSA and its legal counsel may rely, to the effect that (i) the execution, delivery and performance of this Agreement (including the Proposed Transfers) by Meijer and the Meijer Trusts (A) has been duly authorized by all necessary corporate or trust action, and (B) does not conflict with or violate any provision of the trust agreement or other organizational documents of the Meijer Trusts, any right of any beneficiary of any of the Meijer Trusts, or any provision of applicable law, and (ii) this Agreement constitutes the legal, valid and binding obligation of Meijer and the Meijer Trusts, enforceable in accordance with its terms, and (b) such charitable remainder unitrust agreeing to be bound by the terms of Section 6.19 of the TDI Merger Agreement and the Info America Merger Agreement, the Meijer Trusts, Meijer and such charitable remainder unitrust may make the


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Proposed Transfers, notwithstanding the terms of Section 6.19(e) of the TDI
Merger Agreement and the Info America Merger Agreement.

        6. Meijer and each of the Meijer Trusts, jointly and severally, shall indemnify, defend and hold harmless McLeodUSA and its officers, directors and affiliates from and against any and all losses, costs, damages, liabilities and expenses, including reasonable attorney's fees and expenses, arising out of any breach of the representations, covenants and agreements given or made by Meijer or the Meijer Trusts under this Agreement.

        7. Meijer and each of the Meijer Trusts, jointly and severally, represent and warrant as follows:

            (a) the execution, delivery and performance of this Agreement by Meijer and the Meijer Trusts (i) has been duly authorized by all necessary corporate or trust action and (ii) does not conflict with or violate any provision of the trust agreement or other organizational documents of the Meijer Trusts, any right of any beneficiary of any of the Meijer Trusts, or any provision of applicable law, and

            (b) this Agreement constitutes the legal, valid and binding obligation of Meijer and the Meijer Trusts, enforceable in accordance with its terms.

        8. Except as otherwise set out herein, the terms of the TDI Merger Agreement, the TDI Investment Agreement, the Info America Merger Agreement, the Info America Investment Agreement, and all other documents and instruments executed in connection with the transactions contemplated by those agreements, shall remain in full force and effect.

        This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which shall constitute one and the same Agreement.

        EXECUTED as of the date set out above.

McLEODUSA INCORPORATED

By:      /s/ Randall Rings                   /s/ Hendrik G. Meijer
   --------------------------------     ---------------------------------------
     Randall Rings, Secretary           HENDRIK G. MEIJER, Individually and as
                                        Trustee of the Hendrik G. Meijer Trust
                                        dated August 30, 1988


        /s/ John P. Morgan
-----------------------------------
JOHN P. MORGAN, Individually and as     HENDRIK G. MEIJER GST EXEMPT 1997
First Trustee of the John P. Morgan     SPECIAL TRUST F/B/O HALEY
Trust under a Trust Agreement dated     ELIZABETH MEYER
May 24, 1988, as amended and
restated in its entirety on             BY OLD KENT BANK, TRUSTEE


February 22, 1991

                                        By:        /s/ Jon R. Winters
                                           ------------------------------------
                                              Jon R. Winters, Vice President
                                           ------------------------------------


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HENDRIK G. MEIJER GST EXEMPT 1997       HENDRIK G. MEIJER GST EXEMPT 1997
SPECIAL TRUST F/B/O PETER JAMES         SPECIAL TRUST F/B/0 HANNA LEE
FREDERIK MEYER                          MEYER

BY OLD KENT BANK, TRUSTEE               BY OLD KENT BANK

By:       /s/ Jon R. Winters            By:         /s/ Jon R. Winters
   --------------------------------        ------------------------------------
    Jon R. Winters, Vice President            Jon R. Winters, Vice President
   --------------------------------        ------------------------------------


KARRI J. GABRIDGE EXEMPT TRUST          KACIE K. MCLEAN EXEMPT TRUST
UNDER THE MORGAN 1997 SPECIAL           UNDER THE MORGAN 1997 SPECIAL
TRUST, DATED OCTOBER 24, 1997           TRUST, DATED OCTOBER 24, 1997


By:     /s/ Jeffrey B. Lawson           By:       /s/ Jeffrey B. Lawson
   --------------------------------        ------------------------------------
     Jeffrey B. Lawson, Trustee                 Jeffrey B. Lawson, Trustee
   --------------------------------        ------------------------------------


JOSEPH J. MORGAN EXEMPT TRUST
UNDER THE MORGAN 1997 SPECIAL
TRUST, DATED OCTOBER 24, 1997


By:    /s/ Jeffrey B. Lawson
   --------------------------------
      Jeffrey B. Lawson, Trustee
   --------------------------------


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